EXHIBIT 21.1

Subsidiaries of MSCI Inc.

NAME	Jurisdiction of Incorporation/Organization
Barra, LLC	Delaware, USA
Investment Property Databank Limited	Illinois, USA
RiskMetrics Group, LLC	Delaware, USA
MSCI Australia Pty Limited	Australia
MSCI Barra Financial Information Consultancy (Shanghai) Limited	Shanghai
MSCI Barra SA	Switzerland
MSCI Canada Inc.	Canada
MSCI Chile Limitada	Chile
MSCI ESG Research Inc.	Delaware, USA
MSCI Services Private Limited	India
MSCI KFT	Hungary
MSCI Holdings LLC	Delaware, USA
MSCI S. de R.L. de C.V.	Mexico
MSCI Hong Kong Management Limited	Hong Kong
MSCI SCOT 1 LP (Limited Partner)	Scotland
Investor Force Holdings, Inc.	Delaware, USA

Subsidiaries of Barra, LLC

NAME	Jurisdiction of Incorporation/Organization
Barra International, LLC	Delaware
Barra Japan K.K.	Japan
Financial Engineering Associates Inc.	California

Subsidiaries of Barra International, LLC

NAME	Jurisdiction of Incorporation/Organization
BarraConsult, Ltda.	Brazil

Subsidiaries of RiskMetrics Group, LLC

NAME	Jurisdiction of Incorporation/Organization
RiskMetrics Group Holdings, LLC	Delaware

Subsidiaries of RiskMetrics Holdings, LLC

NAME	Jurisdiction of Incorporation/Organization
RiskMetrics Solutions, LLC	Delaware

Subsidiaries of RiskMetrics Solutions, LLC

NAME	Jurisdiction of Incorporation/Organization
RiskMetrics (Singapore) Private Limited	Singapore
Measurisk LLC	Delaware

Subsidiaries of MSCI Hong Kong Management Limited

NAME	Jurisdiction of Incorporation/Organization
MSCI Hong Kong Limited	Hong Kong
MSCI Taiwan Limited	Taiwan

Subsidiaries of MSCI Holdings LLC

NAME	Jurisdiction of Incorporation/Organization
MSCI SCOT 1 LP (General Partner)	Scotland

Subsidiaries of MSCI SCOT 1 LP

NAME	Jurisdiction of Incorporation/Organization
MSCI GP I LLC	Delaware
MSCI SCOT 2 LP (Limited Partner)	Scotland

Subsidiaries of Investor Force Holdings, Inc.

NAME	Jurisdiction of Incorporation/Organization
Investor Force, Inc.	Delaware
Investor Force Securities, Inc.	Delaware

Subsidiaries of MSCI ESG Research Inc.

NAME	Jurisdiction of Incorporation/Organization
GMI Ratings Ltd.	United Kingdom
KLD Research & Analytics, Inc.	Massachusetts, USA
MSCI ESG Research (Australia) Pty Ltd.	Australia
MSCI ESG Research (France)	France
MSCI ESG Research (UK) Limited	United Kingdom

Subsidiaries of MSCI GP I LLC

NAME	Jurisdiction of Incorporation/Organization
MSCI SCOT 2 LP (General Partner)	Scotland

Subsidiaries of MSCI SCOT 2 LP

NAME	Jurisdiction of Incorporation/Organization
MSCI Cayman Limited	Cayman Islands
MSCI GP II LLC	Delaware

Subsidiaries of MSCI Cayman Limited

NAME	Jurisdiction of Incorporation/Organization
MSCI UK Holdings Limited	United Kingdom

Subsidiaries of MSCI UK Holdings Limited

NAME	Jurisdiction of Incorporation/Organization
MSCI Limited	United Kingdom
RiskMetrics (UK) Limited	United Kingdom

Subsidiaries of MSCI Limited

NAME	Jurisdiction of Incorporation/Organization
IPD Group Limited	United Kingdom

Subsidiaries of IPD Group Limited

NAME	Jurisdiction of Incorporation/Organization
IPD France	France
IPD Investment Property Databank GMBH	Germany
IPD Norden AB	Sweden
Investment Property Databank Limited	United Kingdom
KKIPD Japan	Japan
Investment Property Databank Proprietary Ltd.	Australia
Investment Property Databank South Africa (Proprietary) Limited	South Africa
Equity Property Databank Ltd.	United Kingdom
IPD Trustee Limited	United Kingdom
IPD Nederland B.V.	Netherlands

Subsidiaries of IPD Nederland B.V.

NAME	Jurisdiction of Incorporation/Organization
Aedex Colleges B.V.	Netherlands

Subsidiaries of IPD Nederland B.V.

NAME	Jurisdiction of Incorporation/Organization
Aedex Colleges B.V.	Netherlands